UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2020

TiVo Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2160 Gold Street

San Jose, California 95002

(Address of Principal Executive Offices, including Zip Code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	TIVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the consummation of the TiVo Merger (as defined in Item 8.01), TiVo Corporation (“TiVo”), TiVo Solutions Inc. (“TiVo Solutions”) and Wells Fargo Bank, National Association (the “Convertible Notes Trustee”), entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of June 1, 2020, which supplements the Indenture, dated as of September 22, 2014 (the “Base Indenture”), between TiVo Solutions and the Convertible Notes Trustee, as supplemented by the First Supplemental Indenture, dated as of September 7, 2016 (the “First Supplemental Indenture”), between TiVo Solutions, TiVo, and the Convertible Notes Trustee (the Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), governing the 2% Convertible Senior Notes due 2021 (the “Convertible Notes”) issued by TiVo Solutions (f/k/a TiVo Inc.) in September 2014, of which $48,000 aggregate principal amount was outstanding on June 1, 2020.

The Second Supplemental Indenture provides that, from and after the effective time of the TiVo Merger, each holder of $1,000 principal amount of the Convertible Notes will have a right to convert such principal amount of the Convertible Notes into the New Reference Property (as defined in the Second Supplemental Indenture) during the periods of time and as provided in the Indenture, subject to TiVo Solutions’ right to elect to pay cash upon such a conversion as provided in the Indenture.

The foregoing descriptions of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, which are included as Exhibits 4.1, 4.2 and 4.3, respectively, hereto and incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the consummation of the Mergers (as defined in Item 8.01), on June 1, 2020, TiVo will have repaid all of the outstanding obligations in respect of principal, interest, fees and expenses under (i) The Credit and Guaranty Agreement, dated as of November 22, 2019, among TiVo, certain of TiVo’s subsidiaries as guarantors, the lenders party thereto and HPS Investment Partners, LLC, as administrative agent and collateral agent (the “Existing Term Loan Credit Agreement”), and (ii) the ABL Credit and Guaranty Agreement, dated as of November 22, 2019, among TiVo, certain of TiVo’s subsidiaries as guarantors, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and Wells Fargo Bank, National Association, as co-collateral agent (the “Existing Revolving Loan Credit Agreement” and, together with the Existing Term Loan Credit Agreement, the “Existing Credit Agreements”). The Existing Credit Agreements will have been terminated effective June 1, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 and Item 1.01 is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 and Item 8.01 is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information contained in Item 8.01 is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the effective time of the TiVo Merger (as defined in Item 8.01), all members of the board of directors of TiVo were replaced by Paul Davis and Pamela Sergeeff.

The executive officers of TiVo as of immediately prior to the effective time of the TiVo Merger continue to be the executive officers of TiVo.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the completion of the TiVo Merger (as defined in Item 8.01) and pursuant to the Merger Agreement (as defined in Item 8.01), on June 1, 2020, upon the effective time of the TiVo Merger, TiVo’s certificate of incorporation and bylaws were amended and restated in their entirety. Copies of TiVo’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

Effective June 1, 2020, Xperi Corporation (“Xperi”) and TiVo completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020, (the “Merger Agreement”), by and among Xperi, TiVo, Xperi Holding Corporation (f/k/a XRAY-TWOLF HoldCo Corporation) (“Xperi Holding”), XRAY Merger Sub Corporation (“Xperi Merger Sub”) and TWOLF Merger Sub Corporation (“TiVo Merger Sub”). Pursuant to the Merger Agreement, (i) Xperi Merger Sub was merged with and into Xperi, with Xperi surviving the merger as a subsidiary of Xperi Holding (the “Xperi Merger”) and (ii) TiVo Merger Sub was merged with and into TiVo, with TiVo surviving the merger as a subsidiary of Xperi Holding (the “TiVo Merger” and together with the Xperi Merger, the “Mergers”). Upon the consummation of the Mergers, each of Xperi and TiVo became subsidiaries of Xperi Holding.

Upon completion of the Xperi Merger, each share of common stock, par value $0.001 per share, of Xperi (the “Xperi Common Stock”) (excluding any shares of Xperi Common Stock that were held in treasury immediately prior to the effective time of the Xperi Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive one fully paid and non-assessable share of common stock, par value $0.001 per share, of Xperi Holding (the “Xperi Holding Common Stock”). Upon completion of the TiVo Merger, (i) each share of common stock, par value $0.001 per share, of TiVo (the “TiVo Common Stock”) (excluding any shares of TiVo Common Stock that were held in treasury immediately prior to the effective time of the TiVo Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive 0.455 fully paid and non-assessable shares of Xperi Holding Common Stock, in addition to cash in lieu of any fractional shares of Xperi Holding Common Stock.

As provided in the Merger Agreement, at the effective time of the Mergers, (i) all options, restricted shares, restricted stock unit awards and other equity awards relating to shares of Xperi Common Stock outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, restricted shares, restricted stock unit awards and other equity awards, respectively, relating to shares of Xperi Holding Common Stock after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers, and (ii) all options, restricted shares, restricted stock unit awards and other equity awards relating to shares of TiVo Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, restricted stock unit awards, restricted shares and other equity awards, respectively, relating to shares of Xperi Holding Common Stock after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers.

The issuance of shares of Xperi Holding Common Stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-236492), filed by Xperi Holding with the Securities and Exchange Commission (the “SEC”) and declared effective on April 22, 2020. The joint proxy statement/prospectus of Xperi Holding, Xperi and TiVo (the “Joint Proxy Statement/Prospectus”) included in the registration statement contains additional information about the Mergers and the related transactions. The description of Xperi Holding Common Stock set forth in the Joint Proxy Statement/Prospectus is incorporated herein by reference. Additional information about the Mergers is also contained in Current Reports on Form 8-K filed by Xperi on December 24, 2019, January 7, 2020, February 4, 2020, February 18, 2020 (containing Item 5.02), February 24, 2020 and March 17, 2020, May 4, 2020, May 20, 2020 and May 29, 2020, and Current Reports on Form 8-K filed by TiVo on December 24, 2019, January 8, 2020, February 4, 2020, May 4, 2020, May 20, 2020 and May 29, 2020, and incorporated by reference into the Joint Proxy Statement/Prospectus.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 and 2.2 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about Xperi, TiVo or Xperi Holding, and should not be relied upon as disclosure about Xperi, TiVo or Xperi Holding without consideration of the periodic and current reports and statements that Xperi, TiVo or Xperi Holding file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the TiVo Merger, shares of TiVo Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended and listed on the Nasdaq Stock Market (“Nasdaq”). As a result of the TiVo Merger, on June 1, 2020, TiVo requested that Nasdaq withdraw the shares of TiVo Common Stock from listing on Nasdaq and file a Form 25 with the SEC to report that the shares of TiVo Common Stock are no longer listed on Nasdaq. The shares of TiVo Common Stock are anticipated to be suspended from trading on Nasdaq prior to the open of trading on June 2, 2020.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, by and among Xperi, TiVo, Xperi Holding, Xperi Merger Sub and TiVo Merger Sub (incorporated by reference to Exhibit 2.1 to TiVo’s Current Report on Form 8-K filed with the SEC on December 24, 2019).

2.2

Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of January 31, 2020, by and among Xperi, TiVo, Xperi Holding, Xperi Merger Sub and TiVo Merger Sub (incorporated by reference to Exhibit 2.1 to TiVo’s Current Report on Form 8-K filed with the SEC on February 4, 2020).

3.1*	Amended and Restated Certificate of Incorporation of TiVo.

3.2*	Amended and Restated Bylaws of TiVo.

4.1

Indenture, dated as of September 22, 2014 by and between TiVo Solutions Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of TiVo Solutions Inc.’s Current Report on Form 8-K, filed with the SEC on September 23, 2014).

4.2

First Supplemental Indenture, dated as of September 7, 2016 by and among TiVo Solutions Inc., TiVo and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of TiVo’s Current Report on Form 8-K filed with the SEC on September 8, 2016).

4.3*	Second Supplemental Indenture, dated June 1, 2020, by and between TiVo Solutions Inc., TiVo and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2020	TiVo Corporation

	By:	/s/ Pamela Sergeeff
	Name:	Pamela Sergeeff
	Title:	Executive Vice President and General Counsel